Exhibit 10.1

SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

1.           Subscription.  The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase the number of shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Anvex International, Inc., a Nevada corporation (the “Company”), set forth on the signature page hereof at a purchase price of $3.22 per Share, subject to the terms and conditions of this Subscription Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.  The Shares are being purchased in connection with a reverse merger transaction (the “Merger”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Health Revenue Assurance Associates, Inc., a Maryland corporation (“HRAA”), and Health Revenue Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of the Company (the “Acquisition Subsidiary”). In the Merger, the Acquisition Subsidiary will be merged with and into HRAA and HRAA will become a wholly owned subsidiary of the Company. The stockholders of HRAA will receive capital stock in the Company as consideration for their capital stock in HRAA.

2.           Offering.  This subscription is being submitted to the Company in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company and HRAA, dated January 31, 2012, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the offering (the “Offering”) by the Company of a minimum of 145,963 shares of Common Stock, for an aggregate purchase price of $470,000 (the “Minimum Offering Amount”) and a maximum of 465,839 shares of Common Stock, for an aggregate purchase price of $1,500,000 (the “Maximum Offering Amount”). The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety.

HRAA has issued convertible promissory notes in the aggregate principal amount of $313,000 (the “Notes”).  In connection with the closing of the Merger and at least the Minimum Offering Amount, the Notes will be converted, as to their outstanding principal amounts, into shares of Common Stock at a conversion price equal to the price at which the Shares are being sold in the Offering.  The conversion of the aggregate principal amount of the Notes will count towards the achievement of the Minimum Offering Amount.

3.           Payment.  The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, Gottbetter & Partners, LLP, as escrow agent (the “Escrow Agent), as “Gottbetter & Partners, LLP, Escrow Agent for Anvex International, Inc.” in the full amount of the purchase price of the Shares being subscribed for.  Wire transfer instructions are set forth on Annex A attached herewith.  Such funds will be held for the Purchaser’s benefit, and will be returned promptly, without interest or offset, if: (i) this Subscription Agreement is not accepted by the Company; (ii) the Offering is terminated pursuant to its terms by the Company prior to the First Closing (as defined in Section 4); or (iii) the entire Minimum Offering Amount is not sold.

4.           Deposit of Funds.  All payments made as provided in Section 3 hereof, other than the payments for the Notes, shall be deposited as soon as practicable after receipt by the Escrow Agent in a non-interest-bearing escrow account (the “Escrow Account”), until the earliest of: (a) the closing of the sale of at least the Minimum Offering Amount (the “First Closing”); (b) the rejection of such subscription; or (c) the termination of the Offering by the Company.  The Company may continue to offer and sell the Shares and conduct additional closings for the sale of additional Shares after the First Closing and until the termination of the Offering which shall occur at the earlier of (i) the sale of the Maximum Offering Amount or (ii) forty-five (45) days following the First Closing, which date may be extended by mutual agreement of the Company and HRAA, without the consent of the Purchasers in the Offering, for up to an additional thirty (30) days.  The First Closing shall occur on a date to be mutually agreed upon among the Company and HRAA, subject to satisfaction of the other closing conditions, including without limitation the closing of the Merger.

5.           Acceptance of Subscription.  The Purchaser understands and agrees that the Company and HRAA, in their sole and absolute discretion, reserve the right to accept or reject this or any other subscription for Shares, in whole or in part, at any time. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement.  If this subscription is: (i) rejected in whole; (ii) the Offering is terminated; or (iii) the Minimum Offering Amount is not raised, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect.  If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6.           Deliverables. Upon execution of this Subscription Agreement, the Purchaser hereby agrees to immediately deliver to the Company the following documents (collectively, the “Transaction Documents”):

(a)  a check for, or wire transfer of, the full purchase price, pursuant to Section 3 hereof;

(b)  a fully completed and executed Subscription Agreement;

(c)  a fully completed and executed Anti-Money Laundering Information Form, attached hereto as Annex B;

(d)  a fully completed and executed Accredited Investor Certification, attached hereto as Annex C; and

(e)  a fully completed and executed Registration Rights Agreement attached hereto as Exhibit A (the “Registration Rights Agreement”), including the Selling Securityholder Notice and Questionnaire annexed to the Registration Rights Agreement.

6A.        Merger. The closing of the Merger and the initial closing of the Offering on at least the Minimum Offering Amount will occur simultaneously, with each being a closing condition of the other. Pursuant to the Merger Agreement, the Acquisition Subsidiary will be merged with and into HRAA, with HRAA remaining as the surviving entity after the Merger. In the Merger, the stockholders of HRAA will receive an aggregate of 1,271,111 shares of Common Stock.

The Merger will include certain customary and other closing conditions including the following: (i) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger Agreement in forms acceptable to the Company and HRAA; (ii) obtaining all necessary board, shareholder and third party consents, including, but not limited to, adoption of the Company’s 2012 Equity Incentive Plan, which will have reserved for issuance up to two hundred thirty-one thousand one hundred eleven (231,111) shares of Common Stock for the future issuance, at the discretion of the Board, of incentive awards to officers, key employees, consultants and directors; (iii) the completion of the offer and sale of at least the Minimum Offering Amount; (iv) no material indebtedness or pending or threatened litigation against the Company as of closing date; and (v) receipt by the Company of audited and unaudited financial statements of HRAA as may be required under applicable Securities and Exchange Commission (“SEC”) regulations.  The terms of the Merger are more completely described in the Merger Agreement and the Memorandum.

7.           Representations and Warranties.  The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)      None of the Shares offered pursuant to this Subscription Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D (“Regulation D”) each as promulgated by the SEC thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b)  Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(c)  Neither the SEC nor any state securities commission or other regulatory authority has approved the Shares or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum; the Memorandum has not been reviewed by any federal, state or other regulatory authority;

(d)  All documents, records, and books pertaining to the investment in the Shares (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any;

(e)  The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Shares and the business, financial condition and results of operations of the Company and HRAA, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(f)  In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Memorandum;

(g)  The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and sale of the Shares and is not subscribing for the Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h)  The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company as described in the Memorandum);

(i)  The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto;

(j)  The Purchaser has been advised to consult is own Advisers.  The Purchaser is not relying on the Company, HRAA or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(k)  The Purchaser is acquiring the Shares solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part.  The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares and the Purchaser has no plans to enter into any such agreement or arrangement;

(l)  The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the securities included in the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends to the following effect shall be placed on the securities included in the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Appropriate notations will be made in the Company’s stock books to the effect that the securities included in the Shares have not been registered under the Securities Act or applicable state securities laws.  Stop transfer instructions will be placed with the transfer agent of the Shares.  The Company has agreed that purchasers of the Shares will have, with respect to the shares of Common Stock included in the Shares, the registration rights described in the Registration Rights Agreement. Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of the Common Stock, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future;

(m)  The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time and can bear the risk of loss in the investment;

(n)  The Purchaser is aware that an investment in the Shares involves a number of very significant risks and has carefully read and considered the matters set forth in the caption “Risk Factors” in the Memorandum, and, in particular, acknowledges that HRAA has a limited operating history and is engaged in a highly competitive business;

(o)     The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification attached hereto as Annex C;

(p)  The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement, the Transaction Documents, and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement, the Transaction Documents, and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Shares, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement, and the Transaction Documents, in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q)       The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company and/or HRAA have such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Shares and have had the opportunity to have representatives of the Company and HRAA provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company and HRAA deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any;

(r)       Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or HRAA is complete and accurate and may be relied upon by the Company and HRAA in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of the Shares as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and HRAA immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the securities contained in the Shares;

(s)      The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities.  The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories.  The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur.  The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive.  The investment is a suitable one for the Purchaser;

(t)       The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make this investment;

(u)      The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by HRAA in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or HRAA and should not be relied upon;

(v)      No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum;

(w)     Within five (5) days after receipt of a request from the Company or HRAA, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or HRAA is subject;

(x)       The Purchaser’s substantive relationship with any brokerage firm through which the Purchaser is subscribing for Shares predates such brokerage firm’s contact with the Purchaser regarding an investment in the Shares;

(y)      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. RELIANCE ON AN EXEMPTION FROM REGISTRATION WILL REQUIRE THE HOLDER TO PROVIDE THE COMPANY WITH AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE COMPANY. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL;

(z)       In making an investment decision investors must rely on their own examination of the Company, HRAA and the terms of the Offering, including the merits and risks involved.  The Purchaser should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time;

(aa)     (For ERISA plans only)   The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

(bb)    The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(cc)    To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations.  The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Purchaser’s identity to OFAC.  The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

(dd)   To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(ee)    If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

8.           Indemnification.  The Purchaser agrees to indemnify and hold harmless the Company, HRAA and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

9.           Irrevocability; Binding Effect.  The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.  If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

10.         Modification.  This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

11.         Immaterial Modifications to the Registration Rights Agreement.  The Company may, at any time prior to the Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

12.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:

Anvex International, Inc.
8551 W. Sunrise Blvd., Suite 304
Plantation, FL  33322
Attn:  Andrea Clark, CEO

With a copy (which copy shall not constitute notice):

Anslow + Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, NJ  07726
Attn: Gregg E. Jaclin, Esq.
Facsimile: (732) 577-1188

If to the Subscribers:

To each of the addresses and facsimile numbers listed on the signature pages of this Subscription Agreement.

13.        Assignability.  This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

14.        Applicable Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the principles thereof relating to the conflict of laws.

15.        Arbitration.  The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a)  Arbitration is final and binding on the parties.

(b)  The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c)  Pre-arbitration discovery is generally more limited and different from court proceedings.

(d)     The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e)  The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f)  All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in Broward County, Florida.  Judgment on any award of any such arbitration may be entered in the District Court of the State of Florida or in any other court having jurisdiction of the person or persons against whom such award is rendered.  Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement.  The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

16.        Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

17.         Blue Sky Qualification.  The purchase of Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

18.         Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

19.           Confidentiality.  The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company or HRAA or may acquire in the future, not otherwise properly in the public domain, was received in confidence.  The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or HRAA or for the benefit of any other person, or misuse in any way, any confidential information of the Company or HRAA, including any scientific, technical, trade or business secrets of the Company or HRAA and any scientific, technical, trade or business materials that are treated by the Company or HRAA as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company, HRAA or its affiliates, the manner and methods of conducting the business of the Company, HRAA or its affiliates and confidential information obtained by or given to the Company or HRAA about or belonging to third parties.  The Purchaser understands that the Company may rely on his agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD.  In addition, the Purchaser acknowledges that such Purchaser is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company.

20.         Miscellaneous.

(a)  This Subscription Agreement, together with the Transaction Documents, constitutes the entire agreement between the Purchaser and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)  The representations and warranties of the Company and the Purchaser made in this Subscription Agreement shall survive for a period of two (2) years from the First Closing.

(c)  Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)  This Subscription Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(e)  Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)  Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)  The Purchaser understands and acknowledges that there may be multiple closings for the Offering.

(h)  The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

21.         Public Disclosure.  Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval.  The Company has the right to withhold such approval in its sole discretion.

ANVEX INTERNATIONAL, INC.
SIGNATURE PAGE TO THE
SUBSCRIPTION AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of __________ Shares at a price of $3.22 per Share (NOTE: to be completed by subscriber) and executes the Subscription Agreement.

Date (NOTE: To be completed by subscriber):

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address
If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number

By:
Name: Title:	State of Organization

Date	Address

ANVEX INTERNATIONAL, INC. a Nevada corporation

By:
Authorized Officer

ANNEX A

To subscribe for Shares in the private placement offering of Anvex International, Inc.:

1.	Date and Fill in the number of Shares being purchased and Complete and Sign the Signature Page of the Subscription Agreement.

2.	Complete and return the Anti-Money Laundering Information Form attached to this Subscription Agreement as Annex B.

3.	Initial the Accredited Investor Certification attached to this Subscription Agreement as Annex C.

4.	Complete and return the Investor Profile.

5.	Complete and Sign the Registration Rights Agreement attached to this Subscription Agreement as Exhibit A.

6.	Fax or email all forms and then send all signed original documents to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Facsimile Number:  (212) 400.6901
Telephone Number:  (212) 400.6900
Attention:  Vernon A. Archibald
Email:  vaa@gottbetter.com

7.
If you are paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the number of Shares you are offering to purchase should be made payable to the order of “Gottbetter & Partners, LLP, as Escrow Agent for Anvex International, Inc.” and should be sent to Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York, 10022, Attention: Nathan A. Padgett.

8.
If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price of the number of Shares you are offering to purchase according to the following instructions:

Bank Name:                                  Citibank, N.A.
330 Madison Ave.
New York, NY  10017
ABA Routing Number:                021000089
SWIFT Code:                                CITIUS33
Account Name:                           Gottbetter & Partners, LLP Attorney Trust/IOLA
Account Number:                         9998176923
Reference:                                      “Anvex International, Inc. – [insert Purchaser’s name]”
Escrow Agent Contact:               Nathan A. Padgett – (212) 400-6900

ANNEX B

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.  As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID# OF INVESTOR:

FOR INVESTORS WHO ARE INDIVIDUALS:

YEARLY INCOME:	AGE:

NET WORTH (excluding value of primary residence)*:

OCCUPATION:

ADDRESS OF EMPLOYER:

INVESTMENT OBJECTIVE(S):

*
For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.
Please submit a copy of a non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature.  The address shown on the identification document MUST match the Investor’s address shown on the Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card
(Circle one or more)

2.
If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date:

ANNEX C

ANVEX INTERNATIONAL, INC.
ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only (all Individual Investors must INITIAL where appropriate):

Initial
I have a net worth (including homes, furnishings and automobiles, but excluding for these purposes the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.  (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial
I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Anvex International, Inc.

For Non-Individual Investors (all Non-Individual Investors must INITIAL where appropriate):

Initial
The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial
The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial
The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Subscription Agreement.
Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.
Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.
Initial
The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial
The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial
The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

ANVEX INTERNATIONAL, INC.
Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:

Date of Birth:		Marital Status:
Joint Party Date of Birth:		Investment Experience (Years):
Annual Income:		Liquid Net Worth:
Net Worth (excluding value of primary residence)*:
Tax Bracket:	15% or below	25% - 27.5%	Over 27.5%

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:
(PLACEMENT AGENT) Account Executive / Outside Broker/Dealer:
If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver’s license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.  These photocopies must be certified by a lawyer as to authenticity.

*     For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

Section B – Certificate Delivery Instructions
Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.
Please deliver certificate to the following address:
Section C – Form of Payment – Check or Wire Transfer
Check payable to Gottbetter & Partners, LLP, as Escrow Agent for Anvex International, Inc.
Wire funds from my outside account according to the “How to subscribe for Shares” Page.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature		Date